Exhibit 99

Press Release dated February 1, 2005

For Information Contact
At Greater Bay Bancorp:	At Silverman Heller Associates:
Byron A. Scordelis, President and CEO	Philip Bourdillon/Gene Heller
(650) 614-5751	(310) 208-2550
James S. Westfall, EVP and CFO
(650) 813-8275

FOR IMMEDIATE RELEASE

GREATER BAY BANCORP REPORTS FOURTH QUARTER

AND YEAR END 2004 RESULTS

PALO ALTO, Calif., February 1, 2005 — Greater Bay Bancorp (Nasdaq:GBBK), a $6.9 billion in assets financial services holding company, today announced results for the fourth quarter and the year ended December 31, 2004.

For the fourth quarter of 2004, Greater Bay Bancorp’s net income was $21.1 million, or $0.33 per fully diluted common share, compared to $21.4 million, or $0.37 per fully diluted common share, for the fourth quarter of 2003, and $22.5 million, or $0.36 per fully diluted common share, for the third quarter of 2004. For the year ended December 31, 2004, net income was $92.9 million, or $1.50 per fully diluted common share, compared to $92.0 million, or $1.62 per fully diluted common share for the year ended December 31, 2003.

The reported fully diluted earnings per common share reflect the Company’s implementation of a recent accounting pronouncement relating to contingently convertible debt for reporting purposes. This accounting change requires that the common shares issuable upon conversion of the Company’s outstanding Zero Coupon Senior Convertible Contingent Debt Securities (CODES) be considered on an if-converted basis in calculating fully diluted earnings per common share. The accounting pronouncement also required the Company to restate its fully diluted earnings per common share for prior periods. The effect of this implementation was to decrease the Company’s reported fully diluted earnings per common share by $0.04 for the fourth quarter of 2004, $0.04 for the third quarter of 2004, and $0.13 for the year ended December 31, 2004.

Return on average common equity for the fourth quarter of 2004 was 12.69% versus 13.05% for the fourth quarter of 2003, and 13.90% for the third quarter of 2004. Return on average common equity for the year ended December 31, 2004 was 14.21% compared to 14.52% for the same period in 2003. Return on average assets for the fourth quarter of 2004 was 1.18% compared to 1.10% for the fourth quarter of 2003, and 1.20% in the third quarter of 2004. Return on average assets rose to 1.25% for the year ended December 31, 2004 versus 1.16% for the same period in 2003.

Greater Bay Bancorp Reports Fourth Quarter and Year End 2004 Results

February 1, 2005

Operating results for the fourth quarter of 2004 included a gain on sale of Small Business Administration loans of $1.2 million and a gain on sale of an equity investment of $1.1 million, partially offset by a $1.7 million adjustment for deferred rent on leased corporate properties.

“We are pleased to report solid core operating performance for 2004, including three consecutive quarters of growth in our loan portfolio,” commented Byron A. Scordelis, President and Chief Executive Officer of Greater Bay Bancorp. “During the year, we continued our proactive efforts to address the evolving interest rate environment, added to our executive management team, and reinforced our credit, internal control and growth disciplines in ways that we believe further enhance our potential for delivering superior long-term shareholder returns.”

Non-Interest Income

Non-interest income for the fourth quarter of 2004 increased to $44.7 million from $40.5 million in the fourth quarter of 2003. This increase was primarily attributable to higher insurance commissions and fees of $2.0 million in the Company’s subsidiary, ABD Insurance and Financial Services (“ABD”), an increase of $1.6 million in rental revenue on operating leases booked by the Company’s small ticket equipment leasing unit and an increase of $0.5 million in gains on sale of securities. These increases were partially offset by a $1.1 million reduction in loan and international banking fees.

Non-interest income during the fourth quarter of 2004 was $44.7 million compared to $47.8 million during the third quarter of 2004. This decrease was primarily attributable to a cyclical $3.5 million decline in insurance commissions and fees and a $0.9 million decline in loan and international banking fees. These decreases were partially offset by a $0.4 million increase in rental revenue on operating leases and $1.2 million increase in gains on sale of loans.

For the year ended December 31, 2004, non-interest income rose to $186.6 million from $171.5 million for the year ended December 31, 2003. This growth included an increase of $13.0 million in insurance commissions and fees and an increase of $6.0 million in rental revenue on operating leases. These increases were partially offset by lower gains on sale of loans of $2.0 million and a decline in loan and international banking fees of $2.3 million.

Non-interest income as a percentage of total revenues in the fourth quarter of 2004 was 39.6%, compared to 35.0% in the fourth quarter of 2003 and 40.5% in the third quarter of 2004. For the year ended December 31, 2004, non-interest income as a percentage of total revenues increased to 39.5% from 36.5% for the year ended December 31, 2003.

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Greater Bay Bancorp Reports Fourth Quarter and Year End 2004 Results

February 1, 2005

Operating Expenses

Operating expenses for the fourth quarter of 2004 were $78.5 million or $4.4 million higher than operating expenses for the fourth quarter of 2003. Major components of the change from the 2003 period included increases of:

•	$2.8 million in legal and professional fees entirely related to Sarbanes-Oxley compliance activities;
•	$1.6 million in occupancy and equipment expenses entirely related to the deferred rent adjustment cited above; and
•	$1.2 million in depreciation on equipment leased to others.

The above cost increases were partially offset by a $2.2 million decrease in compensation expense.

Operating expenses decreased during the fourth quarter of 2004 by approximately $0.2 million compared to the third quarter of 2004.

Operating expenses for the year ended December 31, 2004 were $22.1 million higher than operating expenses for the year ended December 31, 2003. Major components of the change from the 2003 period included increases of:

•	$12.6 million in ABD expenses, reflecting business activity growth;
•	$5.0 million in depreciation on equipment leased to others; and
•	$4.3 million in legal and professional fees entirely related to Sarbanes-Oxley compliance activities that in total amounted to $6.2 million in 2004.

Balance Sheet

At December 31, 2004, Greater Bay Bancorp’s total assets were $6.9 billion, total securities were $1.6 billion, total loans were $4.5 billion and total deposits were $5.1 billion.

Between December 31, 2003 and December 31, 2004, total loans declined by $57.9 million. Portfolio contraction was caused by declines in real estate construction loans of $58.0 million and commercial term real estate loans of $38.6 million. These declines were partially offset by an increase in commercial loans of $31.6 million.

Total loans increased by $10.2 million from September 30, 2004 to December 31, 2004. This fourth quarter growth reflects increases in the real estate construction and land portfolio of $19.6 million, in commercial loans of $17.5 million, and in other real estate loans of $19.1 million. These increases were partially offset by a decline in term real estate loans of $49.8 million.

Total core deposits (excluding institutional time deposits) at December 31, 2004 increased by $253.9 million, compared to December 31, 2003 and decreased by $74.5 million compared to September 30, 2004. Institutional time deposits and other wholesale borrowings at December 31, 2004 declined by $946.1 million compared to December 31, 2003 and decreased by $143.6 million compared to September 30, 2004.

“We are encouraged to note the continued rise in commercial loans outstanding as well as the second consecutive quarterly increase in construction loan totals which we believe to be consistent with the

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Greater Bay Bancorp Reports Fourth Quarter and Year End 2004 Results

February 1, 2005

emergence of the Bay Area economy from its recent period of economic slowdown,” stated Mr. Scordelis. “While our core deposit portfolio nominally declined during the quarter, this was the result of an expected reduction in a few large deposit accounts. We remain pleased with our full year results in this important area.”

During the fourth quarter of 2004, the Company continued the planned reduction of its securities portfolio. Total securities at December 31, 2004 were $1.6 billion compared to $2.2 billion at December 31, 2003 and $1.8 billion at September 30, 2004. Of the decrease from September 30, 2004, approximately $100.0 million was attributable to the sale of securities (at a total gain of $1.6 million) with the remaining reduction resulting from normal portfolio run-off.

“Fourth quarter security portfolio reductions were consistent with our planned balance sheet de-leveraging effort that began in the second quarter of 2004,” stated James S. Westfall, Executive Vice President and Chief Financial Officer. “The portfolio’s shorter duration and reduced available-for-sale component has improved the Company’s position relative to potential upward interest rate movements.”

Credit Quality Overview

Net charge-offs in the fourth quarter of 2004 were $4.6 million, or 0.41% of average annualized loans, compared to $9.3 million or 0.81% for the fourth quarter of 2003 and $3.6 million or 0.32% for the third quarter of 2004. Net charge-offs for the year ended December 31, 2004 totaled $17.7 million or 0.40% of average annualized loans, compared to $31.6 million or 0.67% for 2003.

Nonperforming assets were $44.3 million at December 31, 2004, compared to $61.7 million at December 31, 2003 and $59.3 million at September 30, 2004. The ratio of nonperforming assets to total assets was 0.64% at December 31, 2004, compared to 0.81% at December 31, 2003 and 0.83% at September 30, 2004. The ratio of non-accrual loans to total loans was 0.98% at December 31, 2004, compared to 1.36% at December 31, 2003 and 1.31% at September 30, 2004.

The Company’s provision for credit losses was $0.2 million for the fourth quarter of 2004 compared to $7.0 million for the fourth quarter of 2003 and $1.3 million for the third quarter of 2004. The provision for the year ended December 31, 2004 was $5.5 million compared to $28.2 million for 2003.

The allowance for loan and lease losses was $107.5 million or 2.39% of total loans at December 31, 2004, compared to $124.5 million or 2.73% of total loans at December 31, 2003 and $113.5 million or 2.53% of total loans at September 30, 2004. At December 31, 2004, the Company reclassified $6.5 million of its allowance for loan and lease losses related to unfunded credit commitments from the allowance for loan and lease losses to other liabilities. Prior periods have been similarly reclassified along with the relevant financial ratios. The process used in the determination of the adequacy of the reserve for unfunded credit commitments is consistent with the process for the allowance for loan and lease losses.

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Greater Bay Bancorp Reports Fourth Quarter and Year End 2004 Results

February 1, 2005

Capital Overview

The capital ratios of Greater Bay Bancorp and its subsidiary bank continue to substantially exceed well-capitalized guidelines established by bank regulatory agencies.

The Company’s total equity to assets ratio was 10.99% at December 31, 2004 compared to 9.88% at December 31, 2003 and 10.40% at September 30, 2004. The Company’s total tangible equity to tangible assets ratio was 7.64% at December 31, 2004 compared to 7.12% at December 31, 2003 and 7.55% as of September 30, 2004. The increase during the fourth quarter primarily reflected a contraction of $200.7 million in tangible assets partially offset by an $8.9 million decrease in tangible equity.

Purchases under the Company’s $70.0 million common share repurchase program during 2004 totaled approximately 2.2 million shares at an average price of $27.26 per share. There were no common share repurchases during the fourth quarter. Remaining unused repurchase authority at December 31, 2004 was $10.8 million.

Net Interest Margin and Interest Rate Risk Management

Greater Bay Bancorp’s average net interest margin for the fourth quarter of 2004 was 4.36%, compared to 4.33% for the fourth quarter of 2003 and 4.27% for the third quarter of 2004.

The nine basis point increase in the net interest margin from the third quarter reflects a 25 basis point increase in interest-earning asset yields less a corresponding 16 basis point increase in related funding costs.

“Fourth quarter margin growth reflected the effect of rising short term interest rates on the Company’s net asset sensitive position, an increased concentration of loans in the earning asset mix, lower nonperforming asset levels and restrained upward deposit pricing,” stated Mr. Westfall.

Other Matters

The Company is continuing its discussions with the Internal Revenue Service related to the previously disclosed notice of proposed adjustment concerning merger expenses deducted in 2000 and 2001. Based upon analysis by the Company and its outside advisors, no tax expense was recorded related to these items in the fourth quarter of 2004.

In response to recent developments in the insurance industry related to contingency and override revenue received by commercial insurance brokers from carriers, the Company engaged outside counsel to conduct a compliance review of ABD’s contingency commission arrangements and marketing practices. The compliance review included extensive interviews with ABD personnel, analysis of contingency arrangements and review of producer compensation, client files and email activity. While not yet formally presented, the review process has been completed, and no evidence

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Greater Bay Bancorp Reports Fourth Quarter and Year End 2004 Results

February 1, 2005

was found to indicate any improper activities of the type alleged against other firms in New York, nor were any systemic compliance-related issues identified in these general areas of concern.

Outlook For 2005

Our guidance for 2005 is as follows:

•	Loan growth – based on the current forecast of moderate economic growth in our primary market area, and our clients’ current business outlook, we anticipate future loan portfolio growth in the low to mid-single digits.
•	Deposit growth – we anticipate future core deposit growth in the mid-single digits. We intend to adjust our use of institutional time deposits and other non-relationship funding sources to meet funding needs not satisfied by core deposit and capital funding sources.
•	Credit quality – based on our continued aggressive credit risk management and the current economic outlook, we anticipate future net charge-offs from 40 basis points to 50 basis points of average loans outstanding.
•	Net interest margin – based on balance sheet trends and the rate sensitivity of the Company’s assets and liabilities, we expect the margin to fluctuate between 4.35% and 4.50%.

Conference Call

The Company will broadcast its earnings conference call live via the Internet at 8:00 a.m. (PST) on February 1, 2005. Participants may access this conference call through the Company’s website at http://www.gbbk.com, under the “Investor Info” link, or through http://www.FullDisclosure.com. You should go to either of these websites 15 minutes prior to the start of the call, as it may be necessary to download audio software to hear the conference call.

A replay of the conference call will be available on the websites. A telephone replay will also be available beginning at 11 a.m. PST on February 1 through midnight on February 7, 2005 by dialing (800)-642-1687 or (706)-645-9291 and providing Conference ID 3553193.

About Greater Bay Bancorp

Greater Bay Bancorp, a diversified financial services holding company, provides community banking services in the Greater San Francisco Bay Area through Greater Bay Bank, N.A.’s community banking organization, including Bank of Petaluma, Bank of Santa Clara, Bay Area Bank, Bay Bank of Commerce, Coast Commercial Bank, Cupertino National Bank, Golden Gate Bank, Mid-Peninsula Bank, Mt. Diablo National Bank, Peninsula Bank of Commerce and San Jose National Bank. Nationally, Greater Bay Bancorp provides specialized leasing and loan services through its specialty

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Greater Bay Bancorp Reports Fourth Quarter and Year End 2004 Results

February 1, 2005

finance group, which includes Matsco, CAPCO and Greater Bay Capital. ABD Insurance and Financial Services, the Company’s insurance brokerage subsidiary, provides commercial insurance brokerage, employee benefits consulting and risk management solutions to business clients throughout the United States.

Safe Harbor

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements relate to the Company’s current expectations regarding future operating results, net interest margin, net loan charge-offs, asset quality, level of loan loss reserves, growth in loans and deposits and the strength of the local economy. These forward looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to differ materially from those expressed, suggested or implied by the forward looking statements. These risks and uncertainties include, but are not limited to: (1) the impact of changes in interest rates, a decline in economic conditions at the international, national and local levels and increased competition among financial service providers on the Company’s results of operations and the quality of the Company’s earning assets; (2) any difficulties that may be encountered in consolidating the bank subsidiaries and in realizing operating efficiencies; (3) government regulation, including developments related to the ongoing insurance industry-wide investigations into contingent commissions and override payments, and the ultimate resolution of the notice of proposed adjustment from the IRS; and (4) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2003. Greater Bay does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

For additional information and press releases about Greater Bay Bancorp, visit the Company’s website at http://www.gbbk.com.

-Financial Tables Follow-

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Greater Bay Bancorp Reports Fourth Quarter and Year End 2004 Results

February 1, 2005

GREATER BAY BANCORP

DECEMBER 31, 2004 - FINANCIAL SUMMARY (UNAUDITED)

($ in 000’s)

SELECTED CONSOLIDATED FINANCIAL CONDITION DATA:

	Dec 31 2004	Sept 30 2004	Jun 30 2004	Mar 31 2004	Dec 31 2003
Cash and Due From Banks	$171,657	$184,639	$242,517	$251,895	$238,534
Fed Funds Sold	—	8,000	22,000	216,000	35,000
Securities	1,615,273	1,835,647	2,256,839	2,177,330	2,229,509
Loans:
Commercial	1,969,351	1,951,813	1,941,573	1,929,257	1,937,766
Term Real Estate - Commercial	1,597,756	1,647,568	1,658,921	1,632,921	1,636,356

Total Commercial	3,567,107	3,599,381	3,600,494	3,562,178	3,574,122
Real Estate Construction and Land	479,113	459,533	415,155	479,692	537,079
Real Estate Other	291,737	272,684	268,947	261,127	273,504
Consumer and Other	155,829	152,553	171,003	146,022	167,593
Deferred Fees and Discounts, Net	(13,902)	(14,457)	(12,575)	(12,812)	(14,491)

Total Loans, Net of Deferred Fees and Discounts	4,479,884	4,469,694	4,443,024	4,436,207	4,537,807
Allowance for Loan and Lease Losses (1)	(107,517)	(113,460)	(116,045)	(118,411)	(124,489)

Total Loans, Net (1)	4,372,367	4,356,234	4,326,979	4,317,796	4,413,318
Goodwill	212,432	178,317	178,317	178,317	177,991
Other Intangible Assets	39,228	41,310	43,544	45,778	47,238
Other Assets	531,864	507,346	544,539	455,289	458,372

Total Assets (1)	$6,942,821	$7,111,493	$7,614,735	$7,642,405	$7,599,962

Deposits:
Demand, Non-Interest Bearing	$1,063,036	$1,053,348	$1,045,651	$1,030,169	$1,077,648
NOW, MMDA and Savings	3,263,716	3,272,922	3,361,211	3,133,005	2,858,647
Time Deposits, $100,000 and over	647,531	716,911	725,753	696,885	735,657
Other Time Deposits	139,320	152,376	174,297	321,384	640,715

Total Deposits	5,113,603	5,195,557	5,306,912	5,181,443	5,312,667

Other Borrowings	578,664	714,883	1,112,334	1,270,255	1,071,880
Subordinated Debt	210,311	210,311	210,311	210,311	210,311
Other Liabilities (1)	264,556	238,221	257,976	232,075	242,425

Total Liabilities (1)	6,167,134	6,358,972	6,887,533	6,894,084	6,837,283

Preferred Stock of Real Estate Investment Trust Subsidiaries	12,621	12,582	12,162	12,162	12,162

Convertible Preferred Stock	103,816	91,917	91,924	92,050	91,752
Common Shareholders’ Equity	659,250	648,022	623,116	644,109	658,765

Total Equity	763,066	739,939	715,040	736,159	750,517

Total Liabilities and Total Equity (1)	$6,942,821	$7,111,493	$7,614,735	$7,642,405	$7,599,962

Average Quarterly Total Loans, excluding Nonaccrual	$4,415,129	$4,412,082	$4,414,731	$4,450,875	$4,494,411
Average Quarterly Securities	$1,792,892	$2,135,059	$2,325,402	$2,272,026	$2,397,036

Average Quarterly Interest Earning Assets	$6,208,021	$6,547,141	$6,740,133	$6,722,901	$6,891,447

Average Quarterly Deposits	$5,295,406	$5,311,140	$5,280,262	$5,210,518	$5,382,868
Average Quarterly Interest Bearing Liabilities	$5,004,480	$5,383,185	$5,613,803	$5,533,915	$5,720,832

Average Quarterly Assets (1)	$7,085,307	$7,442,983	$7,637,696	$7,554,333	$7,697,315
Average Quarterly Common Shareholders’ Equity	$660,867	$642,523	$638,371	$674,670	$651,027
Average Quarterly Total Equity	$752,913	$734,443	$730,420	$766,721	$735,280

Average YTD Interest Earning Assets	$6,553,500	$6,669,512	$6,731,632	$6,722,901	$7,084,821
Average YTD Assets (1)	$7,431,444	$7,544,040	$7,595,354	$7,554,333	$7,915,037
Average YTD Common Shareholders’ Equity	$654,095	$651,820	$656,520	$674,670	$633,503
Average YTD Total Equity	$746,111	$743,826	$748,570	$766,721	$714,113

Total Regulatory Capital
Tier I Capital	$727,319	$733,579	$727,214	$704,790	$745,586
Total Risk-based Capital	$797,923	$804,839	$799,306	$775,571	$818,743

Nonperforming Assets
Nonaccrual Loans	$43,711	$58,741	$42,230	$48,042	$61,700
OREO	—	—	—	1,200	—
Other Nonperforming Assets	569	534	—	—	—

Total Nonperforming Assets	$44,280	$59,275	$42,230	$49,242	$61,700

Greater Bay Trust Company Assets	$634,343	$653,910	$647,022	$640,063	$629,333

(1)	As of December 31, 2004, we reclassified the reserve for unfunded credit commitments from the allowance for loan losses to other liabilities. Amounts presented prior to the fourth quarter of 2004 have been reclassified to conform with the current presentation.

Greater Bay Bancorp Reports Fourth Quarter and Year End 2004 Results

February 1, 2005

GREATER BAY BANCORP

DECEMBER 31, 2004 - FINANCIAL SUMMARY (UNAUDITED)

($ in 000’s)

SELECTED QUARTERLY CONSOLIDATED OPERATING DATA:

	Fourth Quarter 2004	Third Quarter 2004	Second Quarter 2004	First Quarter 2004	Fourth Quarter 2003
Interest Income	$92,576	$93,574	$93,604	$96,745	$98,197
Interest Expense	24,473	23,307	21,722	21,374	22,975

Net Interest Income Before Provision for Credit Losses	68,103	70,267	71,882	75,371	75,222
Provision for Credit Losses	213	1,308	2,000	2,000	7,000

Net Interest Income After Provision for Credit Losses	67,890	68,959	69,882	73,371	68,222

Non-interest Income:
Insurance Commissions and Fees	29,727	33,276	32,916	34,581	27,747
Rental Revenue on Operating Leases	3,500	3,067	2,665	2,317	1,934
Service Charges and Other Fees	2,611	2,599	2,624	2,623	2,754
Gains on Sale of Securities, net	1,636	2,820	1,572	2,342	1,175
Gains on Sale of Loans	1,315	129	699	338	1,129
Loan and International Banking Fees	1,094	1,953	1,962	2,036	2,172
Trust Fees	1,041	972	974	851	925
ATM Network Revenue	302	314	333	360	430
Other Income	3,494	2,637	2,880	2,025	2,267

Total Non-interest Income	44,720	47,767	46,625	47,473	40,533

Operating Expenses:
Salaries & Benefits	46,826	48,282	49,423	52,603	48,390
Deferred Loan Origination Costs	(4,384)	(3,772)	(3,797)	(3,019)	(3,709)

Total Compensation	42,442	44,510	45,626	49,584	44,681
Occupancy and Equipment	11,984	11,570	10,251	10,205	10,390
Legal and Other Professional Fees	6,441	6,525	4,646	3,298	3,641
Depreciation – Equipment Leased to Others	2,941	2,549	2,252	1,905	1,712
Amortization of Intangibles	2,072	2,071	2,072	2,071	1,889
Marketing and Promotion	1,963	1,741	1,729	1,669	1,755
Telephone, Postage and Supplies	1,943	1,670	1,853	1,749	1,854
Insurance	1,346	1,267	1,257	1,271	837
Data Processing	1,222	1,303	1,272	1,227	1,267
Correspondent Bank Charges	580	623	692	862	1,036
FDIC Insurance and Regulatory Assessments	449	458	496	500	505
Client Services Expenses	242	318	272	327	337
Expenses on Other Real Estate Owned	—	—	214	134	—
Contribution to Greater Bay Bancorp Foundation	—	—	—	900	—
Other Expenses	4,400	3,654	3,987	3,886	3,711

	78,025	78,259	76,619	79,588	73,615
Dividends Paid on Preferred Stock of Real Estate Investment Trust Subsidiaries	456	456	456	456	464

Total Operating Expenses	78,481	78,715	77,075	80,044	74,079

Income Before Provision for Income Taxes	34,129	38,011	39,432	40,800	34,676
Provision for Income Taxes	13,050	15,556	14,899	15,948	13,256

Net Income	$21,079	$22,455	$24,533	$24,852	$21,420

Greater Bay Bancorp Reports Fourth Quarter and Year End 2004 Results

February 1, 2005

GREATER BAY BANCORP

DECEMBER 31, 2004 - FINANCIAL SUMMARY (UNAUDITED)

($ in 000’s)

SELECTED CONSOLIDATED OPERATING DATA FOR THE TWELVE MONTH PERIODS:

	Dec 31 2004	Dec 31 2003
Interest Income	$376,499	$407,719
Interest Expense	90,876	109,838

Net Interest Income Before Provision for Credit Losses	285,623	297,881
Provision for Credit Losses	5,521	28,195

Net Interest Income After Provision for Credit Losses	280,102	269,686

Non-interest Income:
Insurance Commissions and Fees	130,500	117,508
Rental Revenue on Operating Leases	11,549	5,582
Service Charges and Other Fees	10,457	11,372
Gains on Sale of Securities, net	8,370	8,759
Loan and International Banking Fees	7,045	9,392
Trust Fees	3,838	3,314
Gains on Sale of Loans	2,481	4,458
ATM Network Revenue	1,309	1,773
Other Income	11,036	9,384

Total Non-interest Income	186,585	171,542

Operating Expenses:
Salaries & Benefits	197,134	189,626
Deferred Loan Origination Costs	(14,972)	(14,203)

Total Compensation	182,162	175,423
Occupancy and Equipment	44,010	40,898
Legal and Other Professional Fees	20,910	16,594
Depreciation - Equipment Leased to Others	9,647	4,615
Amortization of Intangibles	8,286	7,180
Telephone, Postage and Supplies	7,215	7,245
Marketing and Promotion	7,102	6,120
Insurance	5,141	4,487
Data Processing	5,024	5,356
Correspondent Bank Charges	2,757	4,519
FDIC Insurance and Regulatory Assessments	1,903	2,073
Client Services Expenses	1,159	1,293
Contribution to Greater Bay Bancorp Foundation	900	—
Expenses on Other Real Estate Owned	348	1,065
Other Expenses	15,927	13,516

	312,491	290,384

Dividends Paid on Preferred Stock of Real Estate Investment Trust Subsidiaries	1,824	1,824

Total Operating Expenses	314,315	292,208

Income Before Provision for Income Taxes	152,372	149,020
Provision for Income Taxes	59,453	57,017

Net Income	$92,919	$92,003

Greater Bay Bancorp Reports Fourth Quarter and Year End 2004 Results

February 1, 2005

GREATER BAY BANCORP

DECEMBER 31, 2004 - FINANCIAL SUMMARY (UNAUDITED)

($ in 000’s, except share and per share data)

SELECTED QUARTERLY CONSOLIDATED FINANCIAL CONDITION RATIOS:

	Dec 31 2004	Sept 30 2004	Jun 30 2004	Mar 31 2004	Dec 31 2003
FINANCIAL RATIOS:
Loan to Deposit Ratio	87.61%	86.03%	83.72%	85.62%	85.41%
Ratio of Allowance for Loan and Lease Losses to: (1)
Average Loans	2.41%	2.54%	2.60%	2.63%	2.73%
End of Period Loans	2.39%	2.53%	2.60%	2.66%	2.73%
Total Nonaccrual Loans	245.97%	193.15%	274.79%	246.47%	201.76%

Ratio of Provision for Loan and Lease Losses to Average Loans, annualized	0.02%	0.12%	0.18%	0.18%	0.61%

Total Nonaccrual Loans to Total Loans	0.98%	1.31%	0.95%	1.08%	1.36%
Total Nonperforming Assets to Total Assets	0.64%	0.83%	0.55%	0.64%	0.81%

Ratio of Quarterly Net Charge-offs to Average Loans, annualized	0.41%	0.32%	0.36%	0.50%	0.81%
Ratio of YTD Net Charge-offs to YTD Average Loans	0.40%	0.39%	0.43%	0.50%	0.67%

Loan Growth, current quarter to prior year quarter	-1.28%	-2.86%	-5.62%	-6.00%	-5.29%
Loan Growth, current quarter to prior quarter, annualized	0.91%	2.39%	0.62%	-9.01%	-5.49%
Loan Growth, YTD	-1.28%	-2.01%	-4.20%	-9.01%	-5.29%

Core Deposit Growth, current quarter to prior year quarter (2)	5.56%	7.10%	10.32%	6.20%	3.09%
Core Deposit Growth, current quarter to prior quarter, annualized (2)	-6.06%	-9.79%	22.70%	16.20%	-0.35%
Core Deposit Growth, YTD (2)	5.56%	9.61%	19.91%	16.20%	3.09%

Deposit Growth, current quarter to prior year quarter	-3.75%	-4.47%	-4.35%	-6.16%	0.77%
Deposit Growth, current quarter to prior quarter, annualized	-6.28%	-8.35%	9.74%	-9.93%	-9.21%
Deposit Growth, YTD	-3.75%	-2.94%	-0.22%	-9.93%	0.77%

Revenue Growth, current quarter to prior year quarter	-2.53%	1.22%	2.05%	1.58%	-3.12%
Revenue Growth, current quarter to prior quarter, annualized	-17.56%	-1.59%	-14.20%	24.63%	-2.92%

Net Interest Income Growth, current quarter to prior year quarter	-9.46%	-3.33%	-2.60%	-1.05%	-7.16%
Net Interest Income Growth, current quarter to prior quarter, annualized	-12.25%	-8.94%	-18.62%	0.80%	13.83%

Average Earning Assets to Average Total Assets	87.62%	87.96%	88.25%	88.99%	89.53%
Average Earning Assets to Average Interest-Bearing Liabilities	124.05%	121.62%	120.06%	121.49%	120.46%

Capital Ratios:
Tier 1 Leverage ratio	10.67%	10.18%	9.83%	9.64%	9.98%
Tier 1 Risk-Based Capital ratio	12.98%	12.98%	12.72%	12.58%	12.87%
Total Risk-Based Capital ratio	14.24%	14.24%	13.98%	13.84%	14.13%
Total Equity to Assets ratio	10.99%	10.40%	9.39%	9.63%	9.88%

Risk Weighted Assets	$5,602,439	$5,651,203	$5,715,605	$5,604,682	$5,793,334

Common Book Value Per Common Share	$12.89	$12.73	$12.18	$12.57	$12.54
Total Common Shares Outstanding	51,150,167	50,907,052	51,177,202	51,238,680	52,529,850

NON-GAAP RATIOS (3):
Tangible Total Equity (4) to Tangible Assets (5)	7.64%	7.55%	6.67%	6.90%	7.12%
Tangible Common Book Value Per Common Share (6)	$7.97	$8.42	$7.84	$8.20	$8.25

(1)    As of December 31, 2004, we reclassified the reserve for unfunded credit commitments from the allowance for loan losses to other liabilities. Amounts presented prior to the fourth quarter of 2004 have been reclassified to conform with the current presentation.

(2) Core Deposits includes total deposits, less institutional time deposits.

(3)    Management believes that these ratios are meaningful measures because they reflect the equity deployed in the Company’s businesses. The following table sets forth the reconciliation of Common Shareholders’ Equity to Tangible Total Equity and Total Assets to Tangible Assets:

Common Shareholders’ Equity	$659,250	$648,022	$623,116	$644,109	$658,765
Convertible Preferred Stock	103,816	91,917	91,924	92,050	91,752

Total Equity	763,066	739,939	715,040	736,159	750,517
Less: Goodwill and Other Intangible Assets	(251,660)	(219,627)	(221,861)	(224,095)	(225,229)

Tangible Total Equity (4)	$511,406	$520,312	$493,179	$512,064	$525,288

Total Assets	$6,942,821	$7,111,493	$7,614,735	$7,642,405	$7,599,962
Less: Goodwill and Other Intangible Assets	(251,660)	(219,627)	(221,861)	(224,095)	(225,229)

Tangible Assets (5)	$6,691,161	$6,891,866	$7,392,874	$7,418,310	$7,374,733

(4)	Tangible Total Equity includes Common Shareholders’ Equity and Convertible Preferred Stock, less Goodwill and Other Intangible Assets.

(5)	Tangible Assets includes Total Assets, less Goodwill and Other Intangible Assets.

(6)	Computed by dividing Common Shareholders’ Equity, less Goodwill and Other Intangible Assets by Total Common Shares outstanding.

.Greater Bay Bancorp Reports Fourth Quarter and Year End 2004 Results

February 1, 2005

GREATER BAY BANCORP

DECEMBER 31, 2004 - FINANCIAL SUMMARY (UNAUDITED)

($ in 000’s, except share and per share data)

SELECTED QUARTERLY CONSOLIDATED OPERATING RATIOS:

	Fourth Quarter 2004	Third Quarter 2004	Second Quarter 2004	First Quarter 2004	Fourth Quarter 2003
GAAP EPS
Earnings Per Common Share
Basic (1)	$0.38	$0.41	$0.45	$0.44	$0.38
Fully Diluted (1)	$0.33	$0.36	$0.39	$0.42	$0.37

Weighted Average Common Shares Outstanding (1)	51,060,000	51,046,000	51,108,000	52,654,000	52,363,000

Weighted Average Common & Common Equivalent Shares Outstanding (1)	58,924,000	58,776,000	58,929,000	54,835,000	53,976,000

GAAP Ratios
Return on Quarterly Average Assets, annualized	1.18%	1.20%	1.29%	1.32%	1.10%
Return on Quarterly Average Common Shareholders’ Equity, annualized	12.69%	13.90%	15.46%	14.82%	13.05%
Return on Quarterly Average Total Equity, annualized	11.14%	12.16%	13.51%	13.04%	11.56%
Net Interest Margin - Average Earning Assets (2)	4.36%	4.27%	4.29%	4.51%	4.33%
Operating Expense Ratio (3)	4.41%	4.21%	4.06%	4.26%	3.82%
Efficiency Ratio (4)	69.56%	66.69%	65.04%	65.16%	64.00%
Total Operating Expenses	$78,481	$78,715	$77,075	$80,044	$74,079
Total Revenue	$112,823	$118,034	$118,507	$122,844	$115,755

NON-GAAP Ratios
Efficiency Ratio (Excluding the operating results of ABD) (5)	60.80%	60.26%	57.24%	59.00%	54.11%
ABD Operating Expenses	$28,300	$27,857	$28,268	$28,139	$26,761
ABD Revenue	$30,286	$33,643	$33,245	$34,870	$28,301

(1)	The following table provides detailed components included in the calculation of the Company’s basic and fully diluted earnings per common share and is presented to provide investors with information to enable them to better understand the reported EPS calculations. The table also shows the effect of the adoption of Emerging Issues Task Force (EITF) Issue 04-8, “The Effect of Contingently Convertible Debt on Diluted Earnings per Share”, on the current and prior periods. The Company’s outstanding convertible preferred stock was antidilutive for all periods presented.

		Q4 2004	Q3 2004	Q2 2004	Q1 2004	Q4 2003
	GAAP EPS as reported
	Net Income as reported	$21,079	$22,455	$24,533	$24,852	$21,420
	Less: Dividends on convertible preferred stock	(1,653)	(1,653)	(1,653)	(1,653)	(1,479)

(A)	Net Income available to common shareholders	$19,426	$20,802	$22,880	$23,199	$19,941
	Add: CODES interest, net of taxes	190	202	176	17	2

(B)	Net Income available to common shareholders including CODES	$19,616	$21,004	$23,056	$23,216	$19,943

(C)	Weighted Average Common Shares Outstanding	51,060,000	51,046,000	51,108,000	52,654,000	52,363,000
	Common Stock Equivalents-Stock Options	1,548,000	1,414,000	1,505,000	1,612,000	1,598,000
	CODES due 2024 on if-converted basis	6,301,000	6,301,000	6,301,000	554,000	—
	CODES due 2022 on if-converted basis	15,000	15,000	15,000	15,000	15,000

(D)	Total Weighted Average Common & Common Equivalent Shares Outstanding	58,924,000	58,776,000	58,929,000	54,835,000	53,976,000

(A)/(C)	Earnings Per Common Share - Basic	$0.38	$0.41	$0.45	$0.44	$0.38
(B)/(D)	Earnings Per Common Share - Fully Diluted	$0.33	$0.36	$0.39	$0.42	$0.37

	Fully Diluted EPS Excluding Impact of New Accounting Pronouncement (EITF 04-8)
	Net Income as reported	$21,079	$22,455	$24,533	$24,852	$21,420
	Less: Dividends on convertible preferred stock	(1,653)	(1,653)	(1,653)	(1,653)	(1,479)

(E)	Net Income available to common shareholders	$19,426	$20,802	$22,880	$23,199	$19,941

	Weighted Average Common Shares Outstanding	51,060,000	51,046,000	51,108,000	52,654,000	52,363,000
	Common Stock Equivalents-Stock Options	1,548,000	1,414,000	1,505,000	1,612,000	1,598,000

(F)	Weighted Average Common & Common Equivalent Shares Outstanding	52,608,000	52,460,000	52,613,000	54,266,000	53,961,000

(E)/(F)	Earnings Per Common Share - Fully Diluted excluding the impact of EITF 04-8	$0.37	$0.40	$0.43	$0.43	$0.37

	Reconciliation:
	Earnings Per Common Share - Fully Diluted as reported	$0.33	$0.36	$0.39	$0.42	$0.37
	Earnings Per Common Share - Fully Diluted excluding the impact of EITF 04-8	$0.37	$0.40	$0.43	$0.43	$0.37

	Difference	$(0.04)	$(0.04)	$(0.04)	$(0.01)	$0.00

(2)	Net interest income for the period, annualized and divided by average quarterly interest earning assets.

(3)	Total operating expenses for the period, annualized and divided by average quarterly assets.

(4)	Total operating expenses divided by total revenue (the sum of net interest income and non-interest income).

(5)	Total operating expenses less ABD operating expenses divided by total revenue less ABD revenue.

Greater Bay Bancorp Reports Fourth Quarter and Year End 2004 Results

February 1, 2005

GREATER BAY BANCORP

DECEMBER 31, 2004 - FINANCIAL SUMMARY (UNAUDITED)

($ in 000’s, except share and per share data)

SELECTED CONSOLIDATED OPERATING RATIOS FOR THE TWELVE MONTH PERIODS:

	YTD Dec 31 2004	YTD Dec 31 2003
GAAP EPS
Earnings Per Common Share
Basic (1)	$1.68	$1.65
Fully Diluted (1)	$1.50	$1.62

Weighted Average Common Shares Outstanding (1)	51,468,000	52,040,000

Weighted Average Common & Common Equivalent Shares Outstanding (1)	57,881,000	53,008,000

GAAP Ratios
Return on Average Yearly Assets, annualized	1.25%	1.16%
Return on Average Yearly Common Shareholders’ Equity, annualized	14.21%	14.52%
Return on Average Yearly Total Equity, annualized	12.45%	12.88%
Net Interest Margin - Average Earning Assets (2)	4.36%	4.20%
Operating Expense Ratio (3)	4.23%	3.69%
Efficiency Ratio (4)	66.56%	62.25%
Total Operating Expenses	$314,315	$292,208
Total Revenue	$472,208	$469,423

NON-GAAP Ratios
Efficiency Ratio (Excluding the operating results of ABD) (5)	59.31%	55.08%
ABD Operating Expenses	$112,564	$99,049
ABD Revenue	$132,044	$118,745

(1)	The following table provides detailed components included in the calculation of the Company's basic and fully diluted earnings per common share and is presented to provide investors with information to enable them to better understand the reported EPS calculations. The table also shows the effect of the adoption of Emerging Issues Task Force (EITF) Issue 04-8, “The Effect of Contingently Convertible Debt on Diluted Earnings per Share”, on the current and prior periods. The Company's outstanding convertible preferred stock was antidilutive for all periods presented.

		2004	2003
	GAAP EPS as reported
	Net Income as reported	$92,919	$92,003
	Less: Dividends on convertible preferred stock	(6,613)	(5,913)

(A)	Net Income available to common shareholders	$86,306	$86,090
	Add: CODES interest, net of taxes	584	9

(B)	Net Income available to common shareholders including CODES	$86,890	$86,099

(C)	Weighted Average Common Shares Outstanding	51,468,000	52,040,000
	Common Stock Equivalents-Stock Options	1,526,000	953,000
	CODES due 2024 on if-converted basis	4,872,000	—
	CODES due 2022 on if-converted basis	15,000	15,000

(D)	Total Weighted Average Common & Common Equivalent Shares Outstanding	57,881,000	53,008,000

(A)/(C)	Earnings Per Common Share - Basic	$1.68	$1.65
(B)/(D)	Earnings Per Common Share - Fully Diluted	$1.50	$1.62

	Fully Diluted EPS Excluding Impact of New Accounting Pronouncement (EITF 04-8)
	Net Income as reported	$92,919	$92,003
	Less: Dividends on convertible preferred stock	(6,613)	(5,913)

(E)	Net Income available to common shareholders	$86,306	$86,090

	Weighted Average Common Shares Outstanding	51,468,000	52,040,000
	Common Stock Equivalents-Stock Options	1,526,000	953,000

(F)	Weighted Average Common & Common Equivalent Shares Outstanding	52,994,000	52,993,000

(E)/(F)	Earnings Per Common Share - Fully Diluted excluding the impact of EITF 04-8	$1.63	$1.62

	Reconciliation:
	Earnings Per Common Share - Fully Diluted as reported	$1.50	$1.62
	Earnings Per Common Share - Fully Diluted excluding the impact of EITF 04-8	$1.63	$1.62

	Difference	$(0.13)	$(0.00)

(2)	Net interest income for the period, annualized and divided by YTD average interest earning assets.

(3)	Total operating expenses for the period, annualized and divided by YTD average assets.

(4)	Total operating expenses divided by total revenue (the sum of net interest income and non-interest income).

(5)	Total operating expenses less ABD operating expenses divided by total revenue less ABD revenue.